Guaranty

The undersigned hereby guarantee that the Shareholders of SHENZHEN IASPEC SOFTWARE ENGINEERING COMPANY LIMITED (iASPEC) will elect 2 (two) senior managers, who are designated by PUBLIC SECURITY TECHNOLOGY (PRC) CO., LTD. to iASPEC, to enter the Board of Directors of iASPEC, in accordance with the provisions of the MANAGEMENT SERVICES AGREEMENT, dated as of the date hereof.

iASPEC SHAREHOLDERS:

/s/ Jiang Huai Lin

Jiang Huai Lin (林江怀)

Date: August 1, 2007

/s/ Jin Zhu Cai

Jin Zhu Cai (蔡金铸)

Date: August 1, 2007

Address:

c/o Shenzen iASPEC Software Engineering Company Limited
Unit D, Block 2, Tian An Cyber Park, Chengongmiao, Futian District Shenzhen, Guangdong, 518040 People's Republic of China